EXHIBIT LIST

1.      Agreement and Declaration of Trust *

2.      By-Laws *

3.      None

4.      To be filed by subsequent amendment.

5.1     Investment Advisory Agreement dated June 21, 1994 *

5.2 Fee Schedule to the Investment Advisory Agreement Between LKCM Funds and Luther King Capital Management Corporation for the Small Cap Equity Fund dated June 21, 1994 *

5.3 Fee Schedule to the Investment Advisory Agreement Between LKCM Funds and Luther King Capital Management Corporation for the LKCM Equity Fund dated December 5, 1995 *

5.4 Fee Schedule to the Investment Advisory Agreement Between LKCM Funds and Luther King Capital Management Corporation for the LKCM Balanced Fund dated December 30, 1997 (filed herewith)

5.5 Fee Schedule to the Investment Advisory Agreement Between LKCM Funds and Luther King Capital Management Corporation for the LKCM Fixed Income Fund dated December 30, 1997 (filed herewith)

5.6 Fee Schedule to the Investment Advisory Agreement Between LKCM Funds and Luther King Capital Management for the LKCM International Fund dated December 30, 1997 (filed herewith)

5.7 Subadvisory Agreement Between Luther King Capital Management Corporation and TT International Management for the LKCM International Fund dated December 30, 1997 (filed herewith)

6.1 Distribution Agreement between LKCM Funds and First Data Distributors, Inc. dated September 1, 1997 *

6.2 Consulting Agreement between Luther King Capital Management and First Data Distributors, Inc. dated September 1, 1997 *

7       None

8.1 Custodian Servicing Agreement between LKCM Funds and Firstar Trust Company dated July 10, 1997 *

8.2 Fee Schedule to the Custodian Servicing Agreement with respect to the LKCM Balanced Fund and LKCM Fixed Income Fund dated December 30, 1997 (filed herewith)

8.3 Global Custody Agreement between The Chase Manhattan Bank, Firstar Trust Company and LKCM Fund on behalf of its LKCM International Fund dated December 31, 1997 (filed herewith)

9.1A Fund Administration Servicing Agreement between LKCM Funds and Firstar Trust Company dated July 10, 1997 *

9.1B Fee Schedule to the Fund Administration Servicing Agreement with respect to the LKCM Balanced Fund and LKCM Fixed Income Fund dated December 30, 1997 (filed herewith)

9.1C Fee Schedule to the Fund Administration Servicing Agreement with respect to the LKCM International Fund dated December 30, 1997 (filed herewith)

9.2A Fund Accounting Servicing Agreement between LKCM Funds and Firstar Trust Company dated July 10, 1997 *

9.2B Fee Schedule to the Fund Accounting Servicing Agreement with respect to the LKCM Balanced Fund, LKCM Fixed Income Fund and LKCM International Fund dated December 30, 1997 (filed herewith)

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9.3A    Transfer Agent Servicing Agreement between LKCM Funds and Firstar
        Trust Company dated July 10, 1997 *

9.3B Fee Schedule to the Transfer Agent Servicing Agreement with respect to the LKCM Balanced Fund, LKCM Fixed Income Fund and LKCM International Fund dated December 30, 1997 (filed herewith)

10      Opinion of Kirkpatrick & Lockhart, LLP dated February 26, 1998
        (filed herewith)

11      Consent of Deloitte & Touche LLP (filed herewith)

12      None

13      Purchase Agreement dated June 6, 1994 *

14      None

15      LKCM Fund Distribution Plan *

16.1 Schedule of Computation of Performance Quotations - Balanced Fund (To be filed by subsequent amendment.)

16.2 Schedule of Computation of Performance Quotations - Fixed Income Fund (To be filed by subsequent amendment.)

16.3 Schedule of Computation of Performance Quotations - International Fund (To be filed by subsequent amendment.)

17      Financial Data Schedules (filed herewith)

18      None

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*  Incorporated by reference from Post Effective Amendment No. 6 to the
Registration Statement of the Trust, SEC File No. 33-75116, filed previously by EDGAR on Oct. 14, 1997, Accession No. 0000891804-97-000346.

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